                                                                     EXHIBIT 3.2

                            VALLICORP HOLDINGS, INC.
                          AMENDED AND RESTATED BYLAWS
                          ---------------------------

                                   ARTICLE I
                                  STOCKHOLDERS

     Section 1.  Annual Meeting.  An annual meeting of the stockholders, for the
                 --------------
election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the third Monday in May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date and at such place within or without the State of Delaware, and at such time as the Board of Directors shall each year fix.

     Section 2.  Special Meetings.  Special meetings of the stockholders, for
                 ----------------
any purpose or purposes prescribed in the notice of the meeting, may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office though less than a quorum. Special meetings shall be held at such place within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

     Section 3.  No Action Without Meeting.  Any action required or permitted to
                 -------------------------
be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the stockholders.

     Section 4.  Notice of Meetings.  Written notice of the place, date, and
                 ------------------
time of all meetings of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

          When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 5.  Quorum.  At any meeting of the stockholders, the holders of a
                 ------
majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

          The chairperson of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time, whether or not there is such a quorum.

     Section 6.  Conduct of Business.  The chairperson of any meeting of
                 -------------------
stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

     Section 7.  Notice of Stockholder Business.
                 ------------------------------

          (a) At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (y) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The chairperson of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and if s/he should so determine, s/he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          (b) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

     Section 8.  Proxies and Voting.  At any meeting of the stockholders, every
                 ------------------
stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

          Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

          All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairperson of the meeting.

          All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

     Section 9.  Inspectors of Election; Opening and Closing of Polls.  In
                 ----------------------------------------------------
advance of any meeting of stockholders, the Board of Directors may, or shall if
Section 231 of the Delaware General Corporation Law applies to the Corporation, appoint one or more inspectors of election to act at the meeting and any adjournment thereof and to make a written report thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairperson of any meeting of stockholders may, or shall if
Section 231 of the Delaware General Corporation Law applies to the Corporation, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

          The inspectors of election shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors of election may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

          The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. No ballot, proxies or vote, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Count of Chancery upon application by a stockholder shall determine otherwise.

          The provisions of Section 231(d) of the Delaware General Corporate Law shall govern the inspectors of election in their determination of the validity and counting of proxies and ballots.

          The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     Section 10.  Stock List.  A complete list of stockholders entitled to vote
                  ----------
at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                                   ARTICLE II
                               BOARD OF DIRECTORS

     Section 1.  Number and Term of Office.  The number of directors shall be
                 -------------------------
thirteen (13) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The Board of Directors shall be divided into three classes, designated Class "A", Class "B" and Class "C", which shall be as nearly equal in number of directors as possible. Each director shall be elected for a term ending at the date of the third annual meeting of stockholders following the annual meeting at which such director is elected; provided, however, that each initial director in Class "A" shall hold office until the annual meeting of stockholders in 1990; each initial director in Class "B" shall hold office until the annual meeting of stockholders in 1991; and each initial director in Class "C" shall hold office until the annual meeting of stockholders in 1992. At each annual meeting of stockholders, directors shall be elected for a term ending at the third annual meeting of stockholders following the annual meeting at which such directors are elected and shall succeed those whose terms expire at such annual meeting.

     Section 2.  Vacancies and Newly Created Directorships.
                 -----------------------------------------

          (a) Subject to the rights of the holders of any series of Preferred Stock then-outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the vote of the stockholders at an annual or special meeting of stockholders, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (b) Subject to the rights of the holders of any series of Preferred Stock then-outstanding, when a director has been removed from office with cause by the stockholders, the stockholders shall have the right to fill the vacancy created by such removal from office by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and in the event that the stockholders fail to fill such vacancy or vacancies, the Board of Directors may fill the vacancy or vacancies as provided in subsection (a) above.

     Section 3.  Removal.  Subject to the rights of the holders of any series of
                 -------
Preferred Stock then-outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     For the purposes of this Section, "cause" shall mean: (i) declaration of unsound mind by order of court; (ii) conviction of a felony or misdemeanor involving moral turpitude; (iii) a final judgment by a court of competent jurisdiction that the director committed a gross dereliction of his or her duties as a director which resulted in material injury to the Corporation; (iv) a final judgment by a court of competent jurisdiction that the director willfully violated any banking law, rule, regulation or final cease-and-desist order entered by federal or state banking regulators; or (v) a final judgment by a court of competent jurisdiction that the director engaged in intentional misconduct or a knowing violation of law, and that such misconduct or violation resulted in both material injury to the Corporation and an improper substantial personal benefit.

     Section 4.  Regular Meetings.  Regular meetings of the Board of Directors
                 ----------------
shall be held at such place or places within or without the State of Delaware, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 5.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
may be called by a majority of the directors then in office (rounded up to the nearest whole number), by the chairman of the board or by the chief executive officer and shall be held at such place, on such date, and at such time as they shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than four (4) days before the meeting or by telephoning or telegraphing or personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 6.  Quorum.  At any meeting of the Board of Directors, a majority
                 ------
of the total number of authorized directors shall constitute a quorum for all purposes, and every act or decision of a majority of the directors present at a meeting at which a quorum is present, made or done when duly assembled, shall be valid as the act of the Board of Directors; provided that the directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by a majority of the required quorum for such meeting. A majority of the directors present at the time and place of any stated or special meeting, although less than a quorum, may adjourn the same from time to time, or from day to day, without further notice, until a quorum shall attend, and when a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the day on which the same was originally appointed or called.

     Section 7.  Participation in Meetings by Conference Telephone.  Members of
                 -------------------------------------------------
the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 8.  Conduct of Business.  At any meeting of the Board of Directors,
                 -------------------
business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 9.  Powers.  The Board of Directors may, except as otherwise
                 ------
required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

     (1)  To declare dividends from time to time in accordance with law;

     (2) To purchase, lease and otherwise acquire any property, rights or privileges on behalf of the Corporation on such terms as it shall determine;

     (3) To sell, convey, transfer, assign, exchange, lease, and otherwise dispose of, mortgage, pledge, hypothecate and otherwise encumber any property on behalf of the Corporation on such terms as it shall determine;

     (4) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or nonnegotiable, secured or unsecured, on behalf of the Corporation, and to do all things necessary in connection therewith;

     (5) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

     (6) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

     (7) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

     (8) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

     (9) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

     Section 10.  Compensation of Directors.  Directors, as such, may receive,
                  -------------------------
pursuant to resolution of the Board of Directors, such compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

     Section 11.  Nomination of Director Candidates. Subject to the rights of
                  ---------------------------------
holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than thirty (30) days prior to the meeting; provided however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of the Corporation's capital Stock beneficially owned by the stockholder;
(iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected.

          If the chairperson of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this
Section 11, such nomination shall be void; provided, however, that nothing in this Section 11 shall be deemed to limit any voting rights upon the occurrence of dividend averages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.


                                  ARTICLE III
                                   COMMITTEES

     Section 1.  Committees of the Board of Directors. The Board of Directors,
                 ------------------------------------
by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as a member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated shall have and may exercise all the powers and authority of the Board of Directors, except the following powers: (i) to fill vacancies in the Board of Directors; (ii) subject to the succeeding sentence, to appoint, to change the membership of or to fill vacancies in any committee of the Board of Directors; (iii) unless otherwise provided in a resolution passed by a majority of the total number of authorized directors (whether or not there exists any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board for adoption) designating such committee, to declare dividends; (iv) to adopt, amend or repeal the Certificate of Incorporation (except that such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series) or these Bylaws; (v) to approve any action that also requires stockholder approval; (vi) to amend or repeal any resolution of the Board of Directors which by its express terms is not so amendable or repealable;
(vii) to fix the compensation of directors for serving on the Board of Directors or on any committee; (viii) to adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (ix) to recommend to the stockholders a dissolution of the Corporation, a revocation of a dissolution, or amending the Bylaws; (x) unless otherwise provided in a resolution passed by a majority of the total number of authorized directors (whether or not there exists any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board for adoption) designating such committee, to authorize the issuance of stock; and
(xi) unless otherwise provided in a resolution passed by a majority of the whole Board of Directors designating such committee, to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware. In the absence or disqualification of any member of any committee and any alternate member in his/her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2.  Conduct of Business.  Each committee may determine the
                 -------------------
procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum, and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                                   ARTICLE IV
                                    OFFICERS

     Section 1.  Generally.  The officers of the Corporation shall consist of a
                 ---------
Chairman, a President, a Chief Financial Officer, a Secretary and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

     Section 2.  Chairman of the Board.  The Board of Directors shall elect a
                 ---------------------
Chairman of the Board. The Chairman shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive or which are delegated to him or her by the Board of Directors. He or she shall be responsible for the execution of all orders and resolutions of the Board of Directors and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. The Chairman shall preside at all meetings of the directors and stockholders at which he or she is present and shall exercise and perform any other powers and duties assigned to him or her by the Board or prescribed by the Bylaws; provided, however, the Board of Directors may, in its discretion, select the President or some other officer of the Corporation or some other member of the Board of Directors to preside at a meeting of the stockholders.

     Section 3.  President.  The President shall be the Chief Operating Officer
                 ---------
of the Corporation. He or she shall preside as Chairman at all meetings of the Stockholders and Directors not presided over by the Chairman of the Board.

     Section 4.  Vice President.  Each Vice President shall have such powers and
                 --------------
duties as may be delegated to him or her from time to time by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

     Section 5.  Chief Financial Officer.  The Chief Financial Officer shall
                 -----------------------
keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the Corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

          The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with the depositories designated by the Board of Directors. He or she shall disburse the Corporation's funds as ordered by the Board of Directors; shall render to the President and directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the Corporation's financial condition; and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or Bylaws.

          If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of his or her office and for restoration to the Corporation of all its books, papers, vouchers, money, and other property of every kind in his or her possession or under his or her control on his or her death, resignation, retirement, or removal from office. The Chief Financial Officer is, for purposes of these Bylaws, the General Corporation Law of Delaware or otherwise, deemed also to be the Treasurer of the Corporation.

     Section 6.  Secretary.  The Secretary shall keep or cause to be kept, and
                 ---------
be available at the principal office and any other place that the Board of Directors specifies, a book of minutes of all directors' and stockholders' meetings. The minutes of each meeting shall state the time and place that it was held; whether it was regular or special; if a special meeting, how it was authorized; the notice given; the names of those present or represented at stockholders' meetings; and the proceedings of the meetings. A similar minute book shall be kept for any committees, if required by the Board.

          The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a stock register, or duplicate stock register, showing the stockholders' names and addresses, the number and classes of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all directors' and stockholders' meetings required to be given under these Bylaws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or the Bylaws.

     Section 7.  Delegation of Authority.  The Board of Directors may from time
                 -----------------------
to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 8.  Removal.  Any officer of the Corporation may be removed at any
                 -------
time, with or without cause, by the Board of Directors.

                                   ARTICLE V
                                     STOCK

     Section 1.  Certificates of Stock.  Each stockholder shall be entitled to a
                 ---------------------
certificate signed by, or in the name of the Corporation by, the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be facsimile.

     Section 2.  Transfers of Stock.  Transfers of stock shall be made only upon
                 ------------------
the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3.  Record Date.  In order that the Corporation may determine the
                 -----------
stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the event of such meeting and (ii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of, or vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (y) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 4.  Lost, Stolen or Destroyed Certificates.  In the event of the
                 --------------------------------------
loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5.  Regulations.  The issue, transfer, conversion and registration
                 -----------
of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VI
                                    NOTICES

     Section 1.  Notices.  Except as otherwise specifically provided herein or
                 -------
required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the United States mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder, director, officer, employee or agent at his, her or its address as it appears on the records of the Corporation.

     Section 2.  Waivers.  A written waiver of any notice, signed by a
                 -------
stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 1.  Facsimile Signatures.  In addition to the provisions for use of
                 --------------------
facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2.  Corporate Seal.  The Board of Directors may provide a suitable
                 --------------
seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary.

     Section 3.  Reliance Upon Books, Reports and Records.  Each director, each
                 ----------------------------------------
member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his/her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     Section 4.  Fiscal Year.  The fiscal year of the Corporation shall be as
                 -----------
fixed by the Board of Directors.


                                  ARTICLE VIII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1.  Right to Indemnification.  Each person who was or is made a
                 ------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or executive officer of the Corporation in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such person while a director or executive officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or executive officer, to repay all amounts so advanced if it should be determined ultimately that such director or executive officer is not entitled to be indemnified under this Section or otherwise. For purposes of this Article VIII, "executive officer" shall mean the President, Secretary, Chief Financial Officer, and any other officer who is so designated as such in a resolution of the Board of Directors that expressly refers to this Article.

     Section 2.  Right of Claimant to Bring Suit.  If a claim under Section 1 is
                 -------------------------------
not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In making such claim, the claimant shall have the burden of proving that the claimant has met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3.  Nonexclusivity of Rights.  The rights conferred on any person
                 ------------------------
in Section 1 and 2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4.  Indemnification Contracts.  The Board of Directors is
                 -------------------------
authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this
Article VIII.

     Section 5.  Insurance.  The Corporation shall maintain insurance to the
                 ---------
extent that it is reasonably available and the premium costs are not disproportionate to the amount of coverage provided, at its expense, to protect itself and any such director or executive officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 6.  Effect of Amendment.  Any amendment, repeal or modification of
                 -------------------
any provision of this Article VIII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or executive officer of the Corporation existing at the time of such amendment, repeal or modification.

     Section 7.  Settlement of Claims.  The Corporation shall not be liable to
                 --------------------
indemnify any director or executive officer under this Article VIII: (i) for any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld or (ii) for any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

     Section 8.  Subrogation.  In the event of payment under this Article VIII,
                 -----------
the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party who shall execute all papers required and shall do everything that may be necessary to secure such rights, including, without limitation, the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     Section 9.  No Duplication of Payments.  The Corporation shall not be
                 --------------------------
liable under this Article VIII to make any payment in connection with any claim made against the director or executive officer to the extent such director or executive officer has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.


                                   ARTICLE IX
                                   AMENDMENTS

          The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by these Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

Revisions:
February 3, 1993
March 25, 1996
May 20, 1996